FORM OF COMMON STOCK AND WARRANT PURCHASE AGREEMENT

This Common Stock and Warrant Purchase Agreement (this “Agreement”) is made as of _________, 2007 (the “Execution Date”), by and among O2Diesel Corporation, a Delaware corporation (the “Company”), and ______________ (the “Purchaser”).

In consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    AUTHORIZATION AND SALE OF COMMON STOCK AND WARRANTS

1.1 Authorization of Common Stock and Warrants. The Company has authorized the sale and issuance to the Purchaser of [ ] shares (the “Shares”) of its Common Stock, par value $ 0.0001 per share (the “Common Stock”), and warrants to purchase [ ] shares of Common Stock (the “Warrants”), such Warrants having the terms set forth in the form attached hereto as Exhibit A. The Shares and Warrants to be purchased hereunder are referred to collectively as the “Units”, and a single “Unit” shall consist of one Share and a Warrant to purchase one fourth Share.

1.2 Sale and Issuance of Units.

Subject to the terms and conditions hereof, the Company will issue and sell to the Purchaser and the Purchaser will buy from the Company [ ] Units at a per Unit purchase price of US$[0.___] (the “Per Unit Price”), and at the aggregate purchase price of US$[___,000] (the “Purchase Price”). The Per Unit Price shall be calculated as 80% of the daily volume weighted average closing price per share of Common Stock for each of the five (5) consecutive full trading days in which such shares are traded on the American Stock Exchange during the five days prior to and including June ___, 2007 (“VWAP”).

1.3 Price Adjustment.

In the event the Company enters into any agreement for the sale of shares of Common Stock at less than the Per Unit Price during the twelve months following the Closing (a “Transaction”), the Purchaser shall receive the difference between the number of Shares and Warrants and the number of shares of Common Stock and warrants that the Purchaser would have been entitled to purchase had the Purchaser purchased shares of Common Stock and warrants in such Transaction.

2.    CLOSING DATE; DELIVERY

2.1 Closing Date. It is anticipated that the purchase and sale of the Units hereunder shall be consummated at a closing (the “Closing”) held at the offices of Arnold & Porter LLP, 1600 Tysons Boulevard, Suite 900, McLean, VA 22102 on the 14th of June, 2007, at 10:00 a.m., local time, or at such other date, time and place upon which the Company and the Purchaser shall agree (the date and time of the Closing is hereinafter referred to as the “Closing Date”).

2.2 Delivery and Payment.

At the Closing, the Company will deliver to the Purchaser a certificate or certificates, registered in the Purchaser’s name, representing the Shares and Warrants to be purchased by the Purchaser at the Closing, against payment of the Purchase Price therefor, by wire transfer per the Company’s instructions.

2.3 Escrow of Funds Pending Closing.

Concurrent with the execution of this Agreement, the Purchaser will tender to legal counsel for the Company funds equal to the Purchase Price for the Units. Such funds will be held by such counsel in escrow pending notice by the Company and Purchaser of the Closing. If the Closing has not occurred by the termination date specified in Section 9.1, the parties will instruct counsel to return the funds to the Purchaser. Such funds shall be delivered to Arnold & Porter LLP, 1600 Tysons Boulevard, McLean, Virginia 22102, Attn.: Kevin J. Lavin, Esq. by wire transfer to the following account:

Account Name:	Arnold & Porter LLP Client Trust Account
Account No.	3700 3879
ABA No.	254 07 0116
Bank Name:	Citibank FSB
1101 Pennsylvania Avenue, NW
Washington, DC 20004
Note:	O2Diesel Corporation / Equity Subscription

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser that, as of the Closing Date:

3.1 Organization and Standing; Certificate of Incorporation and Bylaws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and to issue the Units hereunder, and to issue the shares of Common Stock issuable upon exercise of the Warrants.

3.2 Disclosure Documents. The Disclosure Documents (as hereinafter defined) are true, correct and complete in all material respects, and do not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since the respective dates as of which information was given in the Disclosure Documents, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the results of operations or affairs of the Company.

4.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

4.1 Preexisting Relationship with Company; Business and Financial Experience. By reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with the Company and who are not compensated by the Company, the Purchaser has the capacity to protect its own interests in connection with the purchase of the Units. Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (“Securities Act”).

4.2 Investment Intent; Blue Sky.

It is acquiring the Units for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. It understands that the issuance of the Units and the Shares of Common Stock issuable upon exercise of the Warrants have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser’s address set forth herein represents the Purchaser’s true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable “Blue Sky” laws.

4.3 Rule 144.

It acknowledges that the Units and the shares of Common Stock issuable upon exercise of the Warrants must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in a transaction directly with a “market maker,” and the number of shares being sold during any three-month period not exceeding specified limitations.

4.4 Restrictions on Transfer; Restrictive Legends.

It understands that the transfer of the Units and the shares of Common Stock issuable upon exercise of the Warrants is restricted by applicable state and Federal securities laws and by the provisions of this Agreement, and that the certificates representing the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants will be imprinted with legends in the following form restricting transfer except in compliance therewith:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO O2DIESEL CORPORATION (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.

Without in any way limiting the above, the Purchaser agrees not to make any disposition of all or any portion of the Shares or Warrants unless and until eighteen (18) months after the Closing Date. Notwithstanding anything to the contrary, the legend requirements shall terminate when (i) the security has been effectively registered under the Securities Act and disposed of pursuant thereto, or (ii) the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to insure compliance with the Securities Act.

4.5 Access to Data; Disclosure Documents.

Purchaser acknowledges that it has received all such information as Purchaser deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the Units, including but not limited to the Company’s reports filed under the Securities Exchange Act of 1934, as amended (“Exchange Act”), with the SEC (“Disclosure Documents”). Purchaser further acknowledges that Purchaser has (a) received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof, and (b) been given the opportunity to meet with management of the Company. Purchaser has relied solely upon the Disclosure Documents, advice of its representatives, if any, and independent investigations made by the Purchaser and/or its representatives, if any, in making the decision to purchase the Units and acknowledges that no representations or agreements other than those set forth in this Agreement have been made to the Purchaser in respect thereto.

4.6 Authorization.

All action on the part of the Purchaser’s partners, members, board of directors, and stockholders, as applicable, necessary for the authorization, execution, delivery and performance of this Agreement by the Purchaser, the purchase of and payment for the Units and the performance of all of the Purchaser’s obligations under this Agreement have been taken or will be taken prior to the Closing.

5.    REGISTRATION.

5.1  Registration.

(a)  The Company agrees it shall include the Shares and all Common Stock issued or issuable upon the exercise of the Warrants including the Common Stock issued pursuant to recapitalizations, stock splits, stock dividends and similar distributions with respect to such shares (the “Registration Securities”) on the next registration statement filed by the Company (the Registration Statement”) under the Securities Act with the SEC, qualify the Registrable Securities under all applicable state securities laws and include such Registrable Securities in all other applicable compliance, which registration, qualification and compliance shall in no event be later than 90 days following the Closing Date (“Deadline”). The Company agrees to pay penalties equal to 1.0% of the investment amount for the first 30 days and 1.5% of the investment amount price for every 30 days thereafter if the registration is not filed by the Deadline, with a maximum penalty of 8% of the face value of the common stock. The penalty may be paid in cash or stock at the option of Company provided that the shares are registered. If the Company elects to pay the penalty in shares, the shares will be priced at Volume Weighted Average Price for the 20 trading days prior to the payment date.

(b) The Company will use its reasonable best efforts to cause such Registration Statements to become effective within ninety (90) days, or one hundred twenty (120) days if such Registration Statement is subject to review by the staff of the SEC, in each case from the initial filing thereof.

(c)  All the costs and expenses incurred in connection with the registration of the Shares and Warrants shall be borne by the Company.

6.    INDEMNIFICATION

6.1  Indemnification by the Company. If the Closing occurs, the Company shall indemnify and hold harmless the Purchaser, and each subsequent holder of the Registrable Securities (each a “Holder,” and collectively, the “Holders”), the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other persons with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other persons with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (2) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (ii) the use by such Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective. The Company shall notify the Holders promptly of the institution, threat or assertion of any an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

6.2 Indemnification by Holders. If the Closing occurs, each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such prospectus or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (ii) the use by such Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

6.3 Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed within thirty days of written notice to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten business days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

7.    CONDITIONS TO CLOSING OF THE PURCHASER

The Purchaser’s obligation to purchase the Units is, unless waived in writing by the Purchaser, subject to the fulfillment as of the date of Closing of the following conditions:

7.1 Representations and Warranties Correct.

The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the date of the Closing.

7.2 Covenants.

All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with.

7.3 Listing.

The Shares and Warrants to be issued to the Purchaser under this Agreement shall have been authorized for listing on the AMEX, subject to official notice of issuance.

7.4 Compliance and Incumbency Certificates.

The Company shall have delivered to the Purchaser a certificate of the Company, executed by the Chief Executive Officer of the Company, dated as of the date of the Closing and certifying to the fulfillment of the conditions specified in Sections 7.1 and 7.2 of this Agreement.

8.    CONDITIONS TO CLOSING OF THE COMPANY

The Company’s obligation to sell and issue the Units is, unless waived in writing by the Company, subject to the fulfillment as of the date of Closing of the following conditions:

8.1 Representations and Warranties Correct.

The representations made in Section 4 hereof by the Purchaser shall be true and correct in all material respects as of the date of Closing.

8.2 Covenants.

All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the date of Closing shall have been performed or complied with in all material respects.

8.3 Listing.

The Shares and Warrants to be issued to the Purchaser under this Agreement shall have been authorized for listing on the AMEX, subject to official notice of issuance.

9.    MISCELLANEOUS

9.1 Termination.

This Agreement may be terminated (a) by mutual agreement of the Company and the Purchaser at any time or (b) by either the Company or the Purchaser if the Closing shall not have occurred by the thirtieth (30th) day following the date of this Agreement. If this Agreement is terminated in accordance with this Section 9.1 and the transactions contemplated hereby are not consummated, (i) this Agreement shall become null and void and of no further force and effect except that the terms and provisions of this Section 9 shall survive the termination of this Agreement and (ii) any termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of its obligations hereunder.

9.2 Governing Law.

This Agreement shall be governed in all respects by the internal laws of the State of Delaware without regard to conflict of laws provisions.

9.3 Survival.

Except as provided in Section 5 or as otherwise expressly provided herein, the warranties, representations, and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall not survive the execution and delivery of this Agreement and Closing.

9.4 Successors and Assigns.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.5 Entire Agreement; Amendment.

This Agreement, including the exhibits hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchaser.

9.6 Notices, etc.

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

(a)    if to the Purchaser, to:

[            ]
Attn:
Fax:

(b)    if to the Company, to:

O2Diesel Corporation
100 Commerce Drive
Suite 300
Newark, Delaware 19713
Attn: Alan Rae
Fax:  302-266-7076

or at such other address as the Company shall have furnished to the Purchaser, with a copy to:

Arnold & Porter, LLP
1600 Tysons Blvd.
Suite 900
McLean, Virginia 22102
Attn: Kevin J. Lavin
Fax: 703-720-7399

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

9.7 Delays or Omissions.

Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.8 Expenses.

The Company and the Purchaser shall bear their own expenses incurred on their own behalf with respect to this Agreement and the transactions contemplated hereby.

9.9 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

9.10 Severability.

In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

9.11 Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.12 Designation of Forum and Consent to Jurisdiction.

The parties hereto (i) designate the courts of the State of Delaware as the forum where all matters pertaining to this Agreement may be adjudicated, and (ii) by the foregoing designation, consent to the exclusive jurisdiction and venue of such courts for the purpose of adjudicating all matters pertaining to this Agreement.

9.13 Waiver of Jury Trial.

Each of the parties hereto waives any right it may have to have a jury participate in resolving any dispute arising out of or related to this Agreement. Instead, any such disputes resolved in court shall be resolved in a bench trial without a jury.

[Remainder of Page Intentionally Left Blank]

The foregoing agreement is hereby executed effective as of the date first set forth above.

O2DIESEL CORPORATION

By:	___________________________________
Name:	Alan R. Rae
Title:	Chief Executive Officer

[PURCHASER]

By:	___________________________________
Name:
Title:

[Signature Page to Common Stock and Warrant Purchase Agreement]

EXHIBIT A

FORM OF WARRANT